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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)        FEBRUARY 10, 2005
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                             SALON MEDIA GROUP, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                   0-26395                   94-3228750
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(STATE OR OTHER JURISDICTION      (COMMISSION                (IRS EMPLOYER
      OF INCORPORATION)           FILE NUMBER)             IDENTIFICATION NO.)


              22 FOURTH STREET, 11TH FLOOR, SAN FRANCISCO, CA 94103
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:        (415) 645-9200
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

[_] WRITTEN COMMUNICATION PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR 230.425)

[_] SOLICITING MATERIAL PURSUANT TO RULE 14A-12 UNDER THE EXCHANGE ACT (17 CFR 240.14A-12)

[_] PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14D-2(B) UNDER THE EXCHANGE ACT (17 CFR 240.14D-2(B))

[_] PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13E-4(C) UNDER THE EXCHANGE ACT (17 CFR 240.13E-4(C))

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Item 2.02    Results of Operations and Financial Condition

On February 10, 2005, Salon Media Group, Inc. (Salon) issued a press release announcing Salon's financial results for its fiscal third quarter ended December 31, 2004. The full text of Salon's press release is attached hereto as Exhibit 99.3.

The press release includes pro forma operating results and a reconciliation of pro forma operating results to accounting principles generally accepted in the United States of America. Salon provides pro forma results as additional information to its consolidated results of operations. These pro forma measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. Salon believes that the presentation of pro forma results provides useful information to management and investors regarding underling trends in its consolidated financial condition and results of operations. Readers of Salon's consolidated financial statements are advised to review and consider carefully the financial information prepared in accordance with generally accepted accounting principles contained in this press release and Salon's periodic filings with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 10, 2005, David Talbot resigned his positions of Chief Executive Officer and Editor-in-Chief, but retained his position of Chairman of the Board.

On February 10, 2005, Elizabeth Hambrecht, age 42, was appointed Chief Executive officer and retained her position as President. Ms. Hambrecht, who has served as President since October 2003, resigned her position as Chief Financial Officer and Secretary, both positions she had held since May 2003 when she joined Salon. From 1999 to March 2003, she was the co-founder and Director of Asiacontent.com. From 1997 to 2000 she was the co-founder, Chief Financial Officer and Director of Boom.com. Ms. Hambrecht is the daughter of William Hambrecht, who either directly or indirectly owns approximately 40.8 million shares of common stock and shares of common stock upon the conversion of preferred stock, all with voting rights, or 20.8% of all such securities.

On February 10, 2005, Joan Walsh, age 46, was appointed Editor-in-Chief. Since November 2004 she had held the position of Senior Vice President - Editorial Operations. Ms. Walsh served as Salon's News Editor from October 1998 to October 1999. From October 1999 to November 2003 she served as Vice President of News. From November 2003 to November 2004 she served as Vice President Co-Managing Editor. Prior to joining Salon, Ms. Walsh was a freelance writer for approximately ten years.

On February 10, 2005, Conrad Lowry, age 53, who had been serving as Controller since joining Salon in September 2003, was appointed Chief Financial Officer and Secretary. Mr. Lowry served as Controller for Crescent Jewelers from November 1999 to September 2000. From 1998 to November 1999 he served as Controller for New York Transit, Inc. From 1997 to 1998 he

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served as Controller for Ariat International, Inc. From 1987 to 1997 he served as Senior Accountant and Assistant Controller - Finance for Fibreboard Corporation. From 1978 to 1987 he held various positions with Louisiana-Pacific Corporation including Accountant, Senior Accountant and Chief Accountant, a position he held for two years.

None of the fore mentioned Ms. Hambrecht, Ms. Walsh and Mr. Lowry are providing services to Salon pursuant to a formal written employment agreement. All though Salon has not yet entered into definitive employment agreements, Ms. Hambrecht will be receiving a base annual salary of $150,000, Ms. Walsh will be receiving a base annual salary of $150,000 and Mr. Lowry will be receiving a base annual salary of $130,000. In addition, on February 7, 2005, Ms. Hambrecht received options to purchase 2,500,000 shares of common stock, Ms. Walsh received options to purchase 2,000,000 shares of common stock and Mr. Lowry received options to purchase 1,500,000 shares of common stock, all with an exercise price of $0.14 per share.

Item 9.01.   Financial Statements and Exhibits

Exhibit No.      Description
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99.3             Press Release dated February 10, 2005 *

* This exhibit is furnished with this Current Report on Form 8-K and is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and is not incorporated by reference into any filing of Salon Media Group, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in the filing.

SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   SALON MEDIA GROUP, INC.


Dated:  02/11/05                                   /s/ Conrad Lowry
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                                                   Conrad Lowry, Chief Financial
                                                   Officer and Secretary


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